As filed with the Securities and Exchange Commission on May 24, 2001
                                             Registration No.  333-___________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                       COMMUNITY HEALTH SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)
              Delaware                                       13-3893191
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification Number)

                        155 Franklin Road, Suite 400
                         Brentwood, Tennessee 37027
            (Address of Principal Executive Offices) (Zip Code)

                           STOCK OPTION AGREEMENT
                          (Full title of the plan)

                             Rachel A. Seifert
            Senior Vice President, Secretary and General Counsel
                        155 Franklin Road, Suite 400
                         Brentwood, Tennessee 37027
                               (615) 373-9600
         (Name, address, and telephone number of agent for service)


                                        CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                          Proposed       Proposed Maximum
                Title of Securities                   Amount to be        Maximum           Aggregate       Amount of
                 to be Registered                    Registered (1)    Offering Price   Offering Price (2) Registration
                                                                       Per Share (2)                           Fee
---------------------------------------------------- ---------------- ----------------- ----------------- ---------------

Common Stock of Community Health Systems, Inc.,       25,681 shares        $8.96            $230,102         $575.26
par value $0.01 per share (the "Common Stock")
---------------------------------------------------- ---------------- ----------------- ----------------- ---------------

(1)  Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended
     (the "Securities Act").
(2)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities
     Act, and based upon the exercise  price of the option pursuant to which the Common Stock may be acquired.

                              EXPLANATORY NOTE

     On May 14, 1997, we entered into a Stock Option Agreement with Samuel
A. Nunn (the "Agreement"). The purpose of this Registration Statement on Form S-8 is to register 25,681 shares of Common Stock that may be issued under the Agreement.

                                   PART I

     Mr. Nunn is the only person subject to the Agreement and will be provided with the documents containing information specified by Part I of this Registration Statement in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or access our SEC filings on the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offerings registered on this Registration Statement:

     o Our Registration Statement on Form 8-A filed with the SEC on June 5, 2000, which describes the terms of the Common Stock;

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 29, 2001; and

     o Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 filed with the SEC on May 10, 2001.

     Item 4.  Description of Securities

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations).

     Item 6.  Indemnification of Directors and Officers

     Our Certificate of Incorporation limits the liability of our directors to us and our stockholders to the fullest extent permitted by Delaware law for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders;

     o for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law;

     o under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases, or redemption; and

     o for any transaction from which the director shall have derived an improper personal benefit.

     In addition, our Certificate of Incorporation and By-Laws provide that our directors and officers will be indemnified to the fullest extent permitted by Delaware law. This indemnification is not exclusive of any other rights that our directors and officers may be entitled to.

     We have entered into indemnification agreements with our directors and executive officers. These agreements contain provisions that may require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and obtain directors' and officers' liability insurance.

     Beyond this, we maintain our directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims for breaches of duty, negligence, error and other wrongful acts.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors, officers, employees or agents, against expenses incurred in any such action, suit or proceedings. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any director, officer, employee or agent.

     Item 7.  Exemption from Registration Claimed

     Not applicable.

     Item 8.  Exhibits

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

4.1**             Our Restated Certificate of Incorporation filed as
                  Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2000, filed on August 11,
                  2000.

4.2**             Our Restated By-Laws filed as Exhibit 3.2 to our
                  Form 10-K for the fiscal year ended December 31, 2000, filed on March 29, 2001.

4.3*              Stock Option Agreement with Samuel A. Nunn, dated
                  May 14, 1997.

5* Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of securities offered under our Stock Option Agreement with Samuel A. Nunn, dated May 14, 1997.

23.1*             Consent of Deloitte & Touche LLP.

23.2*             Consent of Fried, Frank, Harris, Shriver & Jacobson
                  (included in Exhibit 5).

24* Power of Attorney (included in the signature pages of this Registration Statement).

----------------------
*    Filed herewith.
**   Incorporated by reference.

     Item 9.  Undertakings

     (a)  We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i)    To  include  any   prospectus   required  by  Section
                      10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports we filed under Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We undertake that, for the purpose of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering.

     (c) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions described in Item 6 of this Registration Statement, or otherwise, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on May 23, 2001.

                                  COMMUNITY HEALTH SYSTEMS, INC.


                                   /s/ Wayne T. Smith
                                  --------------------
                                  By:    Wayne T. Smith
                                  Title: President, Chief Executive
                                         Officer and Chairman of the Board


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne T. Smith, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

   Signature                           Title                         Date
-------------------------------------------------------------------------------

                              President, Chief Executive Officer
                              and Chairman of the Board (principal
/s/ Wayne T. Smith            executive officer)                   May 23, 2001
---------------------
Wayne T. Smith

                              Executive Vice President, Chief
/s/ W. Larry Cash             Financial Officer and Director
---------------------         (principal financial officer)        May 23, 2001
W. Larry Cash

                              Vice President and Corporate
/s/ T. Mark Buford            Controller (principal
---------------------         accounting officer)                  May 23, 2001
T. Mark Buford

/s/ Sheila P. Burke
---------------------         Director                             May 23, 2001
Sheila P. Burke



---------------------         Director
Robert J. Dole


/s/ J. Anthony Forstmann
------------------------      Director                             May 23, 2001
J. Anthony Forstmann


/s/ Theodore J. Forstmann
---------------------         Director                             May 23, 2001
Theodore J. Forstmann


/s/ Dale F. Frey
---------------------         Director                             May 23, 2001
Dale F. Frey


/s/ Sandra J. Horbach
---------------------         Director                             May 23, 2001
Sandra J. Horbach


/s/ Harvey Klein, MD
---------------------         Director                             May 23, 2001
Harvey Klein, MD


/s/ Thomas H. Lister
---------------------         Director                             May 23, 2001
Thomas H. Lister


/s/ Michael A. Miles
---------------------         Director                             May 23, 2001
Michael A. Miles



Constituting a majority of the Board of Directors.

                      Index to Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         -------------------------
4.1**               Our Restated Certificate of Incorporation filed as
                    Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2000, filed on August 11,
                    2000.

4.2**               Our Restated By-Laws filed as Exhibit 3.2 to our
                    Form 10-K for the fiscal year ended December 31, 2000, filed on March 29, 2001.

4.3*                Stock Option Agreement with Samuel A. Nunn, dated
                    May 14, 1997.

5* Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of securities offered under our Stock Option Agreement with Samuel A. Nunn, dated May 14, 1997.

23.1*               Consent of Deloitte & Touche LLP.

23.2*               Consent of Fried, Frank, Harris, Shriver & Jacobson
                    (included in Exhibit 5).

24* Power of Attorney (included in the signature pages of this Registration Statement).

----------------------
*    Filed herewith.
**   Incorporated by reference.